EXECUTION COPY

PARKERVISION, INC.

– and –

1624 PV LLC

___________________________________________

FUNDING AGREEMENT

___________________________________________

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PARKERVISION ENFORCEMENT FUNDING AGREEMENT

This PARKERVISION ENFORCEMENT FUNDING AGREEMENT (the “Agreement”) is made and entered into as of December 23, 2014 (the “Effective Date”) by and between ParkerVision, Inc., a corporation existing under the laws of Florida (“ParkerVision” or the “Company”) and 1624 PV LLC, a Delaware limited liability company (the “Funder”) (each a “Party”).

WHEREAS, the Company requires funding for patent Enforcement (as defined below); and

WHEREAS, the Funder is willing to provide such funding in exchange for consideration;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and promises hereinafter set forth, the parties to this Agreement do hereby agree as follows:

1.DEFINITIONS

1.1“ADVERSE COSTS” means Company’s obligation and/or liability, through any order of a court and/or settlement or otherwise, requiring the Company and/or Funder to pay some or all of the costs including without limitation legal fees, disbursements, or court fees, of another party to an Enforcement.

1.2“AFFILIATE” means (a) any Person directly or indirectly controlling, controlled by or under common control with, another Person, (b) any Person owning or controlling 50% or more of the outstanding voting securities of such other Person, or (c) any officer, director or equityholder of such Person.

1.3“AGREEMENT” means this Agreement, as amended, modified or supplemented from time to time.

1.4“APPEAL” means an appeal by Company or one or more Initial Targets regarding the decision of a lower court related to Enforcements brought by the Company against Initial Targets.

1.5“ATTORNEY” means Company’s legal representation, including [*] and/or patents attorneys employed in furtherance of the Enforcement brought by the Company against Initial Targets.

1.6“BANKRUPTCY” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, as amended, and all rules and regulations promulgated thereunder.

1.7“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

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1.8“COMMITTED CAPITAL” means the total maximum amount available to fund the Enforcement under this Agreement as itemized in Schedule A and subject to changes permitted by this Agreement.

1.9“CONDITIONAL FEE” means a portion of the Enforcement Proceeds, as set forth in the retainer agreement between Patent Holder and Attorney, which agreement is being attached as Appendix B.

1.10CONFIDENTIAL INFORMATION” has the meaning given such term in Section 11.1.1.

1.11[*]

1.12“DISBURSEMENTS” means costs, other than Legal Fees, typically associated with an Enforcement including reports, attorney travel expenses, consultant and/or expert fees, court fees (except as otherwise noted herein), trial graphics, document services, and production costs.

1.13“DISCLOSEES” has the meaning given such term in Section 11.1.1.

1.14“ENFORCEMENT” means any and all proceeding(s) or negotiation(s), whether or not before a court or judicial body, where the Company seeks monetary or non-monetary compensation for and/or on behalf of the Patents, including any post grant review or re-examination of any of the Patents initiated by one or more Targets.

1.15“ENFORCEMENT PLAN” has the meaning given such term in Schedule A.

1.16“ENFORCEMENT PROCEEDS” means the gross aggregate total revenues and/or proceeds, whether monetary or non-monetary, earned in relation to or in connection with the Enforcements,  [*] and all similar sums, in each case, received by or on behalf of Company after the Effective Date, before deduction of any taxes.

1.17“EXISTING ENFORCEMENT” means the two litigations pending as of the Effective Date between (i) the Company and Qualcomm, Inc. (Case No. 2014-1612) and (ii) the Company and Qualcomm, Inc., et al. (Case No. 6:14-cb-00687).

1.18“EXCLUDED EXPENSES” means any costs, sums or liabilities other than those set forth in Schedule A, including without limitation:

1.18.1Legal costs and/or other sums incurred as a result of Company’s failure to cooperate with or follow the reasonable advice of the Attorney;

1.18.2Liability for costs arising in the form of Company’s or Attorney’s liability for court-ordered penalties, fines or sanctions;

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1.18.3Legal costs and/or other sums incurred in the form of Company’s or Attorney’s liability for court-ordered penalties, fines or sanctions as a result of any unreasonable failure by the Company or the Attorney to comply with [*] or an order of the court during any Enforcement;

1.18.4Legal costs and/or other sums incurred in the form of Company’s liability for court-ordered penalties, fines or sanctions as a result of any unreasonable failure by Company to comply with a [*];

1.18.5Any expenses related to an Existing Enforcement;

1.18.6Legal costs incurred in excess of the Committed Capital;

1.18.7Any Adverse Costs obligation and/or liability;

1.18.8Any element of [*] where otherwise recoverable by the Company;  and

1.18.9Any legal costs and expenses incurred prior to the date of this Agreement unless agreed to by both Funder and Company.

1.19“FUNDER” has the meaning given such term in the first paragraph of this Agreement.

1.20“FUNDER’S COMPENSATION”  has the meaning given such term in Schedule A.

1.21“HOLDOVER” has the meaning given such term in Schedule A.

1.22“HOLDOVER INSTRUCTIONS” has the meaning given such term in Schedule A.

1.23“INITIAL TARGETS” has the meaning given such term in Schedule A.

1.24“INSURANCE” means an insurance policy covering Adverse Costs, entered into between the Company and Insurer in a form reasonably acceptable to the Funder.

1.25“INSURER” means a provider of Insurance.

1.26“LEGAL FEES” means the fees due from the Company to the Attorney in furtherance of an Enforcement.

1.27“PARTY” has the meaning given such term in the first paragraph of this Agreement.

1.28“PATENTS” has the meaning given such term in Schedule A.

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1.29“PERSON” means (a) a person as that term is defined in Section 7701(a)(1) of the Code, namely, an individual, trust, estate, partnership, association, company or corporation, and (b) those persons who are related by blood or marriage to a person defined in (a) above.

1.30“PRIORITY” has the meaning given such term in Appendix A.

1.31“REGULATIONS” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

1.32“REIMBURSEMENT AMOUNT” has the meaning given such term in Schedule A.

1.33“RELEASE REQUEST” has the meaning given such term in Section 2.2.3.

1.34“RELEASED FUNDING” means the amounts actually released pursuant to this Agreement.

1.35“RELEVANT INFORMATION” has the meaning given such term in Section 10.9.

1.36“RETAINER AGREEMENT” means the representation agreement between Company and Attorney, as set forth in Exhibit B.

1.37“SECURITIES LAWS” means federal and state securities laws and stock exchange rules applicable to Company, including without limitation the Securities Exchange Act of 1934, as amended.

1.38 “SECTION” means the designated section of this Agreement if no reference is specified; otherwise the designated section of the specified agreement, statute or regulation or the comparable provision of any successor agreement, statute or regulation.

1.39“SUBSEQUENT TARGETS” has the meaning given such term in Schedule A.

1.40“SUBSEQUENT ENFORCEMENTS” has the meaning given such term in Schedule A.

1.41“TARGETS” means any and all parties alleged to be infringing the Patents against whom Company is pursuing legal action and/or against and/or with whom Company seeks to monetize and/or commercialize the Patents.

1.42“YEAR” means the calendar year, except for the initial and final Year of the Agreement which may begin or end on a date other than January 1 and December 31, respectively.

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2.OBLIGATIONS OF THE PARTIES

2.1OBLIGATIONS OF THE COMPANY.    The Company shall (a) use reasonable commercial efforts to execute the Enforcement Plan involving the Initial Targets set forth in Schedule A hereto, (b) perform its other obligations in all material respects pursuant to this Agreement, (c) pay to the Funder the Funder’s Compensation as set forth in Schedule A, and otherwise (d) distribute Enforcement Proceeds pursuant to Schedule A.

2.1.1Where  any Enforcement,  whether by way of court order, settlement or otherwise, gives rise to the receipt by the Company of Enforcement Proceeds not subject to an appeal or recapture, the Company undertakes to the Funder to pay to the Funder the Funder’s Compensation in accordance with Schedule A, and

2.1.1.1With respect to Enforcement Proceeds from Initial Targets, Company shall instruct the Attorneys:

2.1.1.1.1to receive such Enforcement Proceeds on its behalf and to notify counsel for the Target(s) that the Attorneys are authorized to receive such proceeds;

2.1.1.1.2to immediately pay such Enforcement Proceeds into a designated account;

2.1.1.1.3to contact Funder, notify Funder of the amounts of such Enforcement Proceeds and receive joint instruction from Funder and the Company as to the distribution of such Enforcement Proceeds;

2.1.1.1.4to distribute the Funder’s Compensation to the Funder within ten (10) Business Days of receiving distribution instructions pursuant to this Section; and

2.1.1.1.5to keep in the designated account the Holdovers and pay them out in accordance with the Holdover Instructions.

2.1.1.2Where the Company receives directly any or all of Enforcement Proceeds from Initial Targets, it undertakes to pay all the same, immediately on receipt, to the Attorneys to be deposited, distributed and/or held in the matter set forth in Section 2.1.1.1.

2.1.2The obligations created herein are continuing obligations and survive any termination of this Agreement.

2.1.3Company shall distribute Enforcement Proceeds from Initial Targets in accordance with the Priority as set forth in Appendix  A.

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2.2OBLIGATIONS OF THE FUNDER.  The Funder agrees to fund up to the Committed Capital on the following terms:

2.2.1The Funder shall fund Legal Fees and Disbursements, if and as approved in advance in writing by the Company, up to the Committed Capital as described in Schedule A;

2.2.2The funds shall be released to the Attorney in accordance with this Agreement subject to the advance written approval of the Company and any review by the Funder on the occurrence of an event set forth in Section 2.2.3;

2.2.3The Attorney may request a release of funds by delivering a written request to the Funder (a “Release Request”).  Each Release Request shall be accompanied by all relevant invoice(s) and the written approval of the Company. The amount requested shall not exceed the amount of fees and disbursements stated on said invoice(s).  Subject to the provisions of Section 4, within thirty (30) days of receipt of a complete and accurate Release Request, Funder shall pay the amount requested into the Attorney’s designated account.

2.2.4The Funder shall not be liable under this Agreement for any Excluded Expenses incurred by the Company.

2.2.5The Company may itself fund Legal Fees and Disbursements without the use of Committed Capital.

2.3ADDITIONAL FUNDING BY THE FUNDER; APPEALS.

2.3.1If the Company should require funds in excess of the Committed Capital for the pursuit of the Enforcements involving Initial Targets, including an Appeal, the Company reaffirms and agrees that Funder has the right, at its discretion, to provide additional funds for such Enforcement or to fund any Appeal.

2.3.2If Funder elects to provide additional funds for any Enforcement or Appeal involving Initial Targets,  Company agrees to instruct the Attorneys to act on such Enforcement or Appeal, and the Parties shall enter into a new funding agreement in respect of such additional funding unless Funder agrees to increase the Committed Capital under this Agreement.

2.3.3If Funder elects not to provide additional funds for any Enforcement or Appeal involving Initial Targets:

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2.3.3.1Company undertakes to Funder that it shall not, without the prior written consent of Funder, make any payments out of Enforcement Proceeds received by or on behalf of Company in connection with such Enforcement or Appeal prior to the Enforcement or Appeal being concluded;

2.3.3.2Company shall be entitled to obtain funding from an alternative source [*].

2.INTERESTS AND RIGHTS IN SUBSEQUENT ENFORCEMENTS

2.1.Funder shall have the rights concerning Subsequent Enforcements, including rights to Enforcement Proceeds, set forth in Schedule A.

3.SETTLEMENT OF THE ENFORCEMENT

3.1.Company shall not make or accept an offer of partial or full settlement in any Enforcement involving Initial Targets or discontinue or make any material concession in any such Enforcement without prior notification to the Funder. For the sake of clarity, the Parties agree that pursuant to Section 15.12,  infra, the ultimate decision to make and accept any offers of partial or full settlement in any Enforcement involving Initial Targets and to discontinue or make any material concessions in any such Enforcement rests solely with Company and its Attorney, and that Funder has no right to reject or veto such decisions.

4.TERMINATION OF THIS AGREEMENT

4.1.Company may terminate this Agreement upon at least thirty (30)  days’ prior written notice to Funder if Funder has failed to perform its obligations under Section 2.2 in all material respects.

4.2.Funder may terminate this Agreement upon at least fourteen (14) days’ prior written notice to Company in any of the following cases:

4.2.1.Circumstances have arisen since the commencement of an Enforcement involving an Initial Target which cause Funder to have a good faith basis to believe that such Enforcement lacks merit and/or commercial viability, such as, by way of example and not limitation, where such belief is based upon a theory of invalidity or non-infringement of the asserted Patents presented by one or more of the Initial Targets and such theory is plainly supported by admissible evidence; a dispositive ruling of either non-infringement or invalidity of all of the Patents that are the subject of Enforcements against the Initial Targets;  evidence indicating that there may be a substantial reduction in the amount of Enforcement Proceeds (for example, without limitation, evidence that the quantity of infringing products is substantially less than anticipated and/or settlement offer(s) by

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Company are less than anticipated); and/or where Attorney opines that there is less than a [*] chance of success on the merits;  provided that Funder has attempted but was unable to negotiate in good faith a consensual termination under Section 4.2.4 for not less than thirty (30) days;

4.2.2.The Company has failed to perform its material obligations hereunder in all material respects;

4.2.3.There has been a material breach by Company of any of its material covenants, undertakings, representations or warranties herein; or

4.2.4.The Company consents to such termination.

4.3.If this Agreement is terminated by the Company pursuant to Section 4.1, notwithstanding anything in this Agreement to the contrary (including Schedule A), the Company will only have the obligation to pay to the Funder [*] percent [*] of Enforcement Proceeds received after the date of such termination and/or the Holdover Amount in accordance with the Holdover Instructions, until Funder has received on a cumulative basis (from the aggregate of the Enforcement Proceeds from Initial Targets, the Enforcement Proceeds from [*], Enforcement Proceeds from the Existing Litigations, and Subsequent Enforcement Proceeds), [*] percent [*] of the Reimbursement Amount, and the Company will have no obligation to pay Funder any amounts in excess of such amount.    [*]

4.4.If this Agreement is terminated by Funder pursuant to Section 4.2.1, the Company will only have the obligation to pay the Funder Enforcement Proceeds in accordance with Schedule A received after the date of such termination and/or the Holdover Amount in accordance with the Holdover Instructions,  except that the respective Multiple set forth in Schedule A shall otherwise be limited to [*] the Released Funding. [*]

4.5.If this Agreement is terminated by Funder pursuant to Section 4.2.2 or Section 4.2.3, the Company will not be released from its obligation to pay to the Funder the Funder’s Compensation, as provided by this Agreement.

4.6.If this Agreement is terminated by Funder pursuant to Section 4.2.4, notwithstanding anything in this Agreement to the contrary (including Schedule A), the Company’s obligation to pay the Funder’s Compensation shall terminate and any amounts to be paid to Funder by the Company will be negotiated in good faith by the Parties.

4.7.The rights of the Parties hereunder are without prejudice to any other rights that it might have at law to terminate this Agreement.  Any delay by a Party in exercising its rights to terminate this Agreement shall not constitute a waiver thereof.

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5.BOOKS OF ACCOUNT AND TAXES

5.1.BOOKS OF ACCOUNT. The Funder shall maintain an accounting of Released Funding and each Party shall have access thereto at all reasonable times.

5.2.TAX OPTIMIZATION.  The Parties shall attempt, in good faith, to structure the Enforcement Proceeds from Initial Targets in the most tax-efficient manner practicable so that there are no unnecessary deductions or withholdings, and will consider, in good faith, reasonable tax efficient structures for payment of such Enforcement Proceeds.  Funder and Company hereby agree that their respective tax counsel and/or advisors (if applicable) shall consult with each other in order to implement a tax efficient structure.

6.[INTENTIONALLY OMITTED]

7.ADVERSE COSTS

8.1Company shall indemnify, hold harmless and defend (collectively “indemnify” and “indemnification”) Funder and its affiliates from and against all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs and expenses (including but not limited to reasonable attorney’s fees and costs), whether or not involving a third party claim, which arise out of or relate to any Excluded Expense and/or Adverse Cost.

8.2Notwithstanding the foregoing, the Parties understand that the Company intends to obtain Insurance from an Insurer to protect against Company’s Adverse Costs liability and the Parties agree to cooperate in good faith to effect the payment of Insurance premiums and other Insurance costs and expenses, if any.

8.3The Company undertakes to the Funder that it will, and it will procure that its officers, employees and agents will, comply with, and will instruct the Attorney to ensure that they are fully aware of, all terms and conditions of the Insurance, so that the making of any payment under the Insurance is not prejudiced by a failure of the part of the Company or the Attorney to comply with the terms thereof.  In particular, the Company and the Attorney will keep the Funder and, where applicable, the Insurer, fully informed of developments during the course of the Enforcements involving Initial Targets and provide the Funder, and where applicable the Insurer, with all necessary information pursuant to the terms and conditions of the Insurance in each case, to the extent the Attorneys may do so without waiving privilege. Subject to any contrary order of a relevant court, nothing in this Agreement shall confer any liability on the Funder for any Adverse Costs to the extent that coverage under the Insurance is denied as a result of a breach of duty owed to the Insurer by the Company and/or breach by the Company of the terms of the Insurance or

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any other withdrawal of coverage for whatever reason and the Company hereby indemnifies the Funder against any such liability in relation to such Adverse Costs.

8.[*]

8.1.[*]

9.COVENANTS OF THE COMPANY

Company hereby covenants that it shall:

9.1.Instruct the Attorneys to conduct the  Enforcement involving Initial Targets in accordance with [*] applicable in the relevant courts and to comply with any judgment, order or award made in such Enforcement or Appeal;

9.2.Instruct the Attorneys to provide Funder with reports on the Enforcements and any Appeals involving Initial Targets to the extent the Attorneys may do so without waiving privilege, in a form and substance to be agreed among the Funder, the Attorneys and the Company;

9.3.Instruct the Attorneys to provide the Funder, insofar as is reasonably practicable and appropriate, [*], prior to the commencement of any Enforcement involving Initial Targets, along with [*];

9.4.Through instructions to the Attorneys to keep the Funder promptly informed of any significant developments in all Enforcements and Appeals involving Initial Targets (including any settlement discussions, any offers received and any information, evidence or advice coming to the attention of the Company or the Attorneys which may be material either to the prospects of success of the claim or of enforcing any judgment or award), in each case, to the extent the Attorneys may do so without waiving privilege;

9.5.Authorize the Attorneys to provide all information requested by the Funder to the extent it may do so without waiving privilege, breaching any court order, confidentiality agreements or work product protections;

9.6.Consider the legal advice of the Attorneys at all appropriate junctures, including whether it would be advisable to mediate, arbitrate, or make or accept any offer to settle any Enforcement or Appeal involving an Initial Target;

9.7.Cooperate fully during each Enforcement and any Appeals involving an Initial Target with, and promptly provide such instructions and assistance to, the Attorneys as they may require to conduct such Enforcement or Appeal, including attending at court and giving oral evidence (if required), providing or procuring the provision of documents in the possession or control of the

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Company or any subsidiaries, associated companies or agents of the Company, and, insofar as advised by the Attorneys, making itself and its personnel available, and/or providing access to witnesses, for the purpose of preparing witness statements and ensuring or procuring the attendance of those witnesses at trial to give evidence on Company’s behalf;

9.8.Give reasonable notice of and permit Funder, where reasonably practicable and provided that, in the sole opinion of Attorney that no privilege or confidentiality issues are implicated, to [*];

9.9.See to it that all patent maintenance fees and expenses necessary to maintain the Patents that are the subject of Enforcements against the Initial Targets in good standing are timely paid;

9.10.If the Funder requires any advice given by the Attorneys to the Company in respect of any Enforcement or Appeal involving Initial Targets to be confirmed, Company will instruct the Attorneys to provide a written opinion to Company on such advice with a copy to Funder, with the costs of such written opinion to be borne by Funder and included in the Committed Capital;

9.11.Keep the Patents that are the subject of Enforcements against the Initial Targets in the Company and not move them to another entity without the prior written consent of the Funder;

9.12.Cooperate with the Funder in all matters pertaining to the Enforcements and any Appeals involving Initial Targets, and devote sufficient time and attention as is reasonably necessary to their successful prosecution and conclusion;

9.13.Not sell, pledge or exchange any of the Enforcement Proceeds, except as otherwise provided in this Agreement;

9.14.Do nothing that is reasonably likely to have a material adverse impact upon any Enforcement or Appeal involving Initial Targets or with respect to Enforcement Proceeds; and

9.15.If the Attorney should withdraw from their representation of Company for any reason, then Company will be at liberty to replace the Attorney with other suitable legal advisors, but only if the Funder approves the identity of the new legal advisors and fee arrangement (such approval not to be unreasonably withheld or delayed).

10.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Funder that:

10.1.Company is duly organized, validly existing and in good standing under the laws of its domicile.  Company has all necessary corporate power and

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authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.  This Agreement constitute valid and legally binding obligations of Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar applicable law or equitable principles relating to or limiting creditors’ rights generally. Company has all requisite corporate power and authority to carry on its business as now being conducted as it relates to the Patents that are the subject of Enforcements against the Initial Targets

10.2. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to any governmental authority is required by, or with respect to, Company or the Patents that are the subject of Enforcements against the Initial Targets in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for filings and disclosures required under the Securities Laws.

Company has good and marketable title to all of the Patents that are the subject of Enforcements against the Initial Targets.  Company holds all of the Patents that are the subject of Enforcements against the Initial Targets free and clear of all liens and/or encumbrances. There is no action, suit, audit, claim, proceeding or investigation pending or, to Company’s knowledge, threatened, against Company or any of its affiliates before any governmental authority, against, relating to or affecting the Patents that are the subject of Enforcements against the Initial Targets, or seeking to prevent Company’s performance of this Agreement or the transactions contemplated hereby, including without limitation any attacks, including interferences, oppositions, requests for reexamination, or other attacks or challenges to the validity or enforceability of, as applicable, the Patents that are the subject of Enforcements against the Initial Targets, or as to Company’s use or ownership of the Patents that are the subject of Enforcements against the Initial Targets (except as otherwise disclosed to the Funder).  Company has taken all steps reasonably necessary or appropriate (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of any trade secrets included in the Patents that are the subject of Enforcements against the Initial Targets.  Neither Company nor, to Company’s knowledge, any inventor or other individual connected in any way to the prosecution of the Patents that are the subject of Enforcements against the Initial Targets have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of such Patents or hinder their enforcement, including, without limitation, failure to name the proper inventors or failing to disclose material information to the U.S. Patent Office.

10.3.The execution and delivery of this Agreement by Company does not and the consummation of the transactions contemplated hereby by Company will not

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(i) violate any provision of the Certificate of Incorporation, Bylaws or similar governance documents of or applicable to Company, (ii) result in a breach (or in any event which, with notice or lapse of time or both, would constitute a breach) of any term or provision of, or constitute a default under, any material agreement or material arrangement to which Company or any affiliate is a party or any agreement or arrangement by which the Patents that are the subject of Enforcements against the Initial Targets are bound, (iii) result in the creation of any lien on the Patents that are the subject of Enforcements against the Initial Targets, or (iv) violate any applicable law or any judgment, decree, order, regulation or rule of any governmental authority by which Company (or any of its subsidiaries, if applicable) is bound or subject.

10.4.No funding, facilities, or personnel of any governmental authority or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the Patents that are the subject of Enforcements against the Initial Targets.  Company has not made any submission or suggestion to, and is not subject to any agreement with, any standards bodies or other entities that would obligate the Company to grant licenses to or otherwise impair its control of the Patents that are the subject of Enforcements against the Initial Targets.

10.5.Company shall not become insolvent, as the term is used in applicable law related to state and federal fraudulent conveyance or transfer or Bankruptcy law.

10.6.No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud any present or future creditors of Company or any of its affiliates.

10.7.Except as otherwise expressly set forth in this Agreement, Company acknowledges that Funder does not assume any contract, debt, liability, tax, employee liability, warranty or other obligation of any nature, fixed, contingent, known or unknown, of Company or any of its affiliates or former affiliates.

10.8.Company has been advised by independent legal counsel with regard to the consequences of entering into this Agreement.

10.9.Company hereby warrants to the Funder that it is not (and none of its officers, employees or agents is) aware of any information in its or their possession which is, or might reasonably be expected to be, materially relevant either to the outcome of any Enforcement involving Initial Targets or to the recoverability of Enforcement Proceeds from Initial Targets (“Relevant Information”) and which has not been disclosed to Funder.  At the same time, Company warrants to the Funder that, other than as has been disclosed to the Funder before this Agreement has been entered into, there has been no

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material change to the Relevant Information provided to the Funder during the due diligence process conducted by or on behalf of the Funder.

The foregoing representations and warranties shall be deemed made on and as of the Effective Date and repeated, throughout the duration of this Agreement, on each day funds are released by the Funder pursuant to 2.2.3.  If, after the date of this Agreement, Company or any of its officers, employees, agents or other affiliates becomes aware of any Relevant Information, Company shall instruct the Attorneys immediately to inform Funder of such information to the extent the Attorneys may do so without waiving privilege.

11.CONFIDENTIALITY; INFORMATION AND PRIVILEGE

11.1.Each Party shall use its best efforts:

11.1.1.To ensure that any “Confidential Information, defined as being any information in whatever form which may be imparted in confidence or be of a confidential nature, including without limitation the existence and terms of this Agreement and any information relating to the business, plans, commercial objectives or internal affairs of any the other Party and all notes, analysis, compilations, reports forecasts, data etc. prepared by either Party or its Disclosees (defined below) that contain, are based on or otherwise reflect in whole or in part the foregoing, is only made available to such of such other Party’s senior employees and officers and such of such other party’s advisers (“the Disclosees”) as need to have access to it for the purpose of this Agreement and who are subject to confidentiality duties or other obligations that are no less restrictive than the terms and conditions in this Section 11;

11.1.2.Without prejudice to any duty that arises in law or by reason of the relationship created by virtue of this Agreement, to keep (and ensure that the Disclosees keep) confidential all Confidential Information and not disclose (and ensure that none of the Disclosees discloses) any Confidential Information to any person, firm or company or part with possession of any Confidential Information;

11.1.3.To only disclose (and ensure that Disclosees only disclose) Confidential Information either that the other Party to whom such Confidential Information belongs has by prior consent approved for disclosure, or is disclosed to attorneys, experts, consultants or agents in furtherance of the Enforcement involving Initial Targets,  or subject to Section 11.3,  that a Disclosee is required by law to disclose;

11.1.4.To not make use of (and ensure that Disclosees not make use of) any Confidential Information except in the interests of the other Party for

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the purposes of providing (and receiving) the party’s common objectives; and

11.2.Immediately following termination of this Agreement or on written demand from the other Party, forthwith either return (and procure the return by the Disclosees of) Confidential Information or (if the other Party has given its prior consent to the destruction thereof) produce a declaration signed by an authorized officer of the other Party certifying that so far as that  Party is aware, after reasonable investigation, such Confidential Information has been destroyed by that other Party and/or the Disclosees, provided that that Party may retain copies of such information as may be properly required for legal and/or regulatory reasons subject to full details of such information being supplied to the other Party, provided that notwithstanding the return or destruction of the Confidential Information, the Party receiving the Confidential Information (“Receiving Party”) and its Disclosees will be bound by their confidentiality and other obligations under this Section 11.

11.3.In the event that the Receiving Party or its Disclosees is requested or required, by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, to disclose any of the Confidential Information, the Receiving Party shall provide the other Party with prompt written notice of any such request or requirement so that, if practical, the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver, the Receiving Party receives advice of counsel that it or its Disclosees is nonetheless legally compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Receiving Party or its Disclosees may, disclose only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that the Receiving Party exercises its reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the other Party and its representatives to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

11.4.Each Party shall be responsible for any breach of this agreement by its Disclosees and shall, at its sole expense, use its best efforts to restrain its Disclosees from prohibited or unauthorized disclosure or use of the Confidential Information of the other Party.

11.5.In the event that the Agreement is terminated, the obligations set out in Sections 11.1–11.5 shall, remain in full force and effect until each applicable party releases the other(s) from such obligations, except that the foregoing clause shall not apply to Confidential Information that is in the public domain other than as a consequence of a breach of the above provisions.

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11.6.The Parties agree that they have a “common legal interest” in the Enforcements involving Initial Targets, this Agreement and any discussion, evaluation and negotiation and other communications and exchanges of information relating thereto. Therefore, insofar as any privileged communication is shared between the parties, it will be subject to a common interest privilege. The parties agree and intend that any material or information exchanged in pursuit of this common interest shall at all times remain subject to all applicable privileges and protections from disclosure, including the attorney-client privilege, litigation privilege, common interest privilege, work-product immunity doctrine and any applicable rules of professional secrecy in any jurisdiction. It is the express intent of Company and Funder and their respective affiliates to preserve intact to the fullest extent applicable, and not to waive by virtue of this Agreement, any action contemplated by this Agreement, or otherwise, in whole or in part, any and all privileges and immunities otherwise attaching to the exchange of material or information pursuant to this Agreement.

12.PRESS RELEASES; SECURITIES LAWS COMPLIANCE

12.1.Notwithstanding anything in this Agreement to the contrary, including the provisions of Section 11, the Parties agree that the Company may make such filings and disclosures of Confidential Information as it determines, upon advice of counsel, are required by Securities Laws, provided that the Company will use reasonable efforts to seek confidential treatment for Confidential Information that the Company determines, upon advice of counsel, is permitted to be obtained under the Securities Laws.

12.2.The Parties agree that promptly following the Effective Date the Company will issue a press release and within four (4) business days following the of the Effective Date, Company will file with the Securities and Exchange Commission a Current Report on  Form 8-K disclosing the execution and delivery of this Agreement and other disclosures required by the Securities Laws.  The Company will provide copies of the press release and Form 8-K to Funder for Funder’s review in advance of their issuance/filing.

13.LIMITATION OF LIABILITY

13.1.Company agrees that there shall be no liability of the Funder under this Agreement, or related to its activities in connection with this Agreement, except for gross negligence, wilful misconduct, fraud or reckless activity amounting to fraud and/or a breach of the provisions of Section 2.2, as qualified by Section 4.2, that has a material adverse effect on any Enforcement involving Initial Targets or Company. This limitation on liability is absolute and excludes liability, by way of illustration and not limitation, for negligence, and for any damages that may constitute compensatory damages, lost profit, or punitive damages. This limitation on liability extends to the Funder and its

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representatives, affiliates, agents, officers, directors and employees and their successors and assigns.

13.2.Funder agrees that there shall be no liability of Company under this Agreement, or related activities in connection with this Agreement, except for gross negligence, wilful misconduct, fraud or reckless activity amounting to fraud and/or for any failure to pay to Funder any Enforcement Proceeds to which the Funder is otherwise entitled under this Agreement, or under Section 2.1. This limitation on liability is absolute and excludes liability, by way of illustration and not limitation, for negligence, and for any damages that may constitute compensatory damages, lost profit, or punitive damages. This limitation on liability extends to Company and its representatives, affiliates, agents, officers, directors and employees and their successors and assigns.

13.3.Funder agrees and acknowledges that Funder’s Compensation shall be paid by the Company solely from the Enforcement Proceeds and Funder will have no security interest in any asset of Company.

14.TRANSFERABLIITY

14.1.This Agreement may not be assigned by either Party without the prior written consent of the other Party.

15.MISCELLANEOUS

15.1.NOTICES. Except as otherwise specifically provided in this Agreement, any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be duly given if delivered in writing personally to the person to whom it is directed, or if sent by post, email or fax, to a Party at its address set forth in Schedule A or to such other address as the Party may from time to time specify by written notice. Any such notice shall be deemed to be given, if given personally, as of the date delivered; if given by email or fax, as of the date sent; or if posted, as of the date on which the same was deposited in the United States mail, postage prepaid, addressed and sent as aforesaid.

15.2.SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

15.3.SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

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15.4.AMENDMENTS. This Agreement may only be amended with the written consent of both Parties.

15.5.GOVERNING LAW. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

15.6.COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same Agreement.

15.7.PARTIES IN INTEREST. This Agreement shall be binding upon the parties hereto and their successors and assigns.

15.8.CONSTRUCTION OF PRONOUNS. The feminine or neuter of the words “he”, “his” and “him” used herein shall be automatically deemed to have been substituted for such words where appropriate to the particular Party executing this Agreement.

15.9.INTEGRATED AGREEMENT. This Agreement, including its Schedules and Appendices, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

15.10.DISPUTE RESOLUTION.  If a dispute arises under this Agreement which the parties cannot resolve within 15 business days, the dispute may be referred by any Party to a mutually acceptable and neutral mediator who will be jointly instructed and who will conduct a mediation between the Parties. If the parties fail to agree upon a neutral mediator within 30 business days after a Party notifies the other of the need for mediation,  or  if the Parties fail in mediation to resolve the dispute, the parties agree to submit such dispute to binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (including the Optional Rules for Emergency Measures of Protection) in New York City, New York, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

15.11.NO PRACTICE OF LAW.  Neither Party is a law firm and neither it nor its Affiliates are engaged in the practice of law or any other professional activity such as accounting.  Each Party agrees that it has not relied and will not rely on the other Party or the other Party’s officers, directors employees or affiliates for legal, accounting or other professional advice and represents that it has received independent legal advice in connection with the transactions contemplated hereby. Nothing in this Agreement shall be construed to give rise to or create a fiduciary, lawyer-client, agency or other relationship between the Parties or between either Party and any director, partner, officer,

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employee or agent of the other Party or between their counsel, notwithstanding that information, observations or opinions may be exchanged between them.

15.12.CONTROL OF ENFORCEMENTS. Although the Funder will be responsible for funding Enforcements  involving Initial Targets pursuant to this Agreement, the Company will instruct the Attorneys and the Company, not the Funder, will have control of such Enforcements.

15.13.RELATIONSHIP OF FUNDER AND COMPANY.  The Company and the Funder are independent actors. This Agreement does not create any joint venture, partnership, agency relationship or any other type of affiliation.

15.14.SOPHISTICATED PARTIES.  The Parties each acknowledge, accept, warrant and represent that (i) they are sophisticated Parties represented at all relevant times during the negotiation and execution of this Agreement by counsel of their choice, and that they have executed this Agreement with the consent and on the advice of such independent legal counsel, and (ii) they and their counsel have determined through independent investigation, extensive due diligence, and robust, arms-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

ParkerVision, Inc.  (as “Company”)

By: ______________________________

    Name:

    Title:

1624 PV LLC (as “Funder”)

By: ______________________________

    Name:

    Title:

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SCHEDULE A

PATENTS	All patents owned by Company including any additional reissue, re-examination, continuations, continuations-in-part, applications, patents pending and/or counterparts.
ENFORCEMENT PLAN

Company shall pursue Enforcement (through litigation or otherwise) against one of the Initial Targets [*].

Subject to the mutual agreement of the Parties, Company may expand the Enforcement through [*].

INITIAL TARGETS	[*] as agreed upon by Company and Funder.
ATTORNEYS	[*]
COMMITTED CAPITAL	Committed Capital shall be $7,000,000 in the aggregate. The Committed Capital may be reduced upon [*] and where the Parties consent to such adjustment.
REIMBURSEMENT AMOUNT	An amount equal to the Released Funding.

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FUNDER’S COMPENSATION

Funder shall be entitled to receive, and Company agrees to pay or procure payment (in either case as soon as reasonably practicable) to Funder of, the following amounts of Enforcement Proceeds from Initial Targets (“Funder’s Compensation”) in accordance with priorities identified in Appendix A and the following formula, unless Initial Target has been identified as a [*] (as defined below) in which case the [*] Compensation shall apply:

1. First, [*] of all such Enforcement Proceeds until Funder has received the entire Reimbursement Amount; and

2.   Second, [*] of all remaining Enforcement Proceeds from Initial Targets (net of the Reimbursement Amount and Priority payments) until Funder has received (on a cumulative basis from the aggregate of the Enforcement Proceeds from [*]), depending on the applicable threshold below, the corresponding multiple of the Reimbursement Amount:

“Target Amount” means an amount of Funder’s Compensation received by Funder in accordance with the foregoing formula equal to the greater of (a) [*] times the Reimbursement Amount or (b) [*], provided however that Company may pre-pay the difference between [*] and the Funder’s Compensation already received by Funder in order to attain the Target Amount.

	THRESHOLD	MULTIPLE
	If Funder receives the full Target Amount (as defined below) on or before the [*] anniversary of the first Released Funding:	[*] times the Reimbursement Amount.
	If Funder receives the full Target Amount after the [*] anniversary of the Effective Date but on or before [*] anniversary of the first Released Funding:	[*] times the Reimbursement Amount.
	If Funder receives the full Target Amount after the [*] anniversary of the first Released Funding:	[*] times the Reimbursement Amount.

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“Target Amount” means an amount of Funder’s Compensation received by Funder in accordance with the foregoing formula equal to the greater of (a) [*] times the Reimbursement Amount or (b) [*], provided however that Company may pre-pay the difference between [*] and the Funder’s Compensation already received by Funder in order to attain the Target Amount.

[*]	[*]

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SUBSEQUENT ENFORCEMENTS

Until Funder has been paid the entire Funder’s Compensation with respect to the Initial Targets, Funder shall have the first right, but not the obligation (“Negotiation Right”), in its sole discretion, to negotiate the provision of additional contingent litigation funding to the Company (“Subsequent Enforcements Funding”) for use in subsequent Enforcements against Targets other than the Existing Enforcement or the Enforcement against Initial Targets (“Subsequent Enforcements”).  Before entering into negotiations for Subsequent Enforcements Funding with any third party, the Company shall notify Funder in writing that it may pursue Subsequent Enforcements Funding and Funder shall have ten (10) days from receipt of such notice to provide the Company with written notice that it desires to enter into good faith negotiations with the Company regarding such funding (“Notice”).  If Funder does not provide the Notice within such ten (10) day period, then the Company shall have no further obligation with respect to the Negotiation Right and shall be free to negotiate and obtain Subsequent Enforcements Funding with any third party.  If the Negotiation Right is properly exercised, then the Parties will negotiate exclusively, reasonably and in good faith concerning Subsequent Enforcements Funding for a period of fifteen (15) days following the Company’s receipt of the Notice.  If the Parties do not execute and deliver an agreement with respect to Subsequent Enforcements Funding within such fifteen (15) day period, then the Company shall have no further obligation with respect to the Negotiation Right and shall be free to negotiate and obtain Subsequent Enforcements Funding with any third party.

Where Company does not request contingent litigation financing for a Subsequent Enforcement and Funder does not, as a result, fund a Subsequent Enforcement, Funder shall nonetheless be entitled to participate in the gross proceeds in excess of [*] received by the Company from each Subsequent Enforcement (“Subsequent Enforcement Proceeds”) using the same formula as with respect to the Funder’s Compensation (as set forth above) until Funder has received the entire Funder’s Compensation with respect to the Initial Targets on a cumulative basis from the aggregate of the Enforcement Proceeds and/or Subsequent Enforcement Proceeds. [*]

Where Company requests contingent litigation financing for a Subsequent Enforcement but Funder declines to provide such financing, and where Company receives in excess of [*]of additional contingent litigation financing from another third-party funder (an “Other Funder”), Funder shall receive [*] of such Subsequent Enforcement Proceeds until Funder has received (on a cumulative basis from the aggregate of the Enforcement Proceeds [*]) its Reimbursement, plus:

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	THRESHOLD	MULTIPLE
	If Funder Receives the full Target Amount on or before the [*] anniversary of the first Released Funding.	[*] times the Released Funding.
	If Funder receives the full Target Amount after the [*] anniversary of the Effective Date, but on or before the [*] anniversary of the first Released Funding.	[*] times the Released Funding.
	If Funder receives the full Target Amount after the [*] anniversary of the first Released Funding.	[*] times the Released Funding.
[*]
EXISTING LITIGATIONS

Funder shall be entitled to participate in Enforcement Proceeds from existing Litigations (“Existing Litigations”) as follows:

First, [*] of Enforcement Proceeds from Existing Litigations until Funder has received, on a cumulative basis from the aggregate of the Enforcement Proceeds [*], the Released Funding;

Second, [*] of Enforcement Proceeds from Existing Litigations until Funder has received (on a cumulative basis from the aggregate of the Enforcement Proceeds [*]):

	Timing	Multiple
	If Funder Receives the full Target Amount on or before the [*] anniversary of the first Released Funding.	[*] times the Released Funding.
	If Funder Receives the full Target Amount beyond the [*] anniversary of the Effective Date, but before the [*] anniversary of the first Released Funding.	[*] times the Released Funding.
	If Funder Receives the full Target Amount beyond the [*] anniversary of the first Released Funding.	[*] times the Released Funding.

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If the Company obtains any contingent litigation funding from an Existing Litigation Funder with respect to Existing Litigations, [*].
HOLDOVER

Upon each receipt of Enforcement Proceeds from an Initial Target, Company shall deposit with Holdover Agent an amount equal to the difference between Funder’s Compensation as of such receipt of such Enforcement Proceeds and Funder’s Compensation if Released Funding had been 100% of Committed Capital (as adjusted pursuant to Committed Capital above) and Timing had been beyond the [*] anniversary of the first Released Funding at the same amount of Enforcement Proceeds (the “Holdover”).

The Holdover shall be deposited into a designated account to be held in escrow by a third-party fiduciary (“Holdover Agent”) and not distributed except as provided herein.

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HOLDOVER INSTRUCTIONS

Funder shall update the Holdover calculation (i) upon receipt of Enforcement Proceeds from Initial Targets, including [*], (ii) prior to release of any Holdover amount to any party, and (iii) at the end of each calendar quarter, to update for the release of additional amounts under the Committed Capital, a reduction in Committed Capital pursuant to provisions above, and/or the definitive setting of Timing at less than [*] from the anniversary of the first Released Funding. The updated Holdover calculation shall specify any reductions in Holdover amount and instructions as to which party the reduction should be distributed to. Such Holdover calculation shall be certified by the Company and provided to the Holdover Agent upon update.

The Holdover Agent shall release specified monies in Holdover when:

i)A certified update is received by the Holdover Agent indicating a reduction in the Holdover amount,

ii)The Agreement is terminated by the Company pursuant to Section 4.1, at which point the Holdover Agent shall pay to the Funder the Holdover amount up to, on a cumulative basis, [*] percent [*] of Funder’s Reimbursement Amount and shall pay to the Company all any amounts in excess of Funder’ Reimbursement Amount.

iii)The Agreement is terminated by Funder pursuant to Section 4.2.1, at which point the Holdover Agent shall pay to the Funder the Holdover amounts up to, on a cumulative basis, [*] the Reimbursement Amount and shall pay to the Company any Holdover amounts in excess of such amount.

iv)The Agreement is terminated by the Funder pursuant to Sections 4.2.2 or 4.2.3, at which point the Holdover Agent shall pay to the Funder the Holdover amounts up to the total amount of the Funders Compensation and shall pay to the Company any Holdover amounts in excess of Funder’s Compensation.

v)The Agreement is terminated by Funder pursuant to Section 4.2.4 and the Company and Funder provide mutual instructions to the Holdover Agent, at which time the Holdover Agent shall release Holdover amounts to the Funder and/or the Company in accordance with the mutual instructions.

ADDRESS OF THE FUNDER	1900 K Street, NW Suite 725 Washington D.C. 20006

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ADDRESS OF THE COMPANY	7915 Baymeadows Way Suite 400 Jacksonville, FL 32256